UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2017 (June 29, 2017)

CHEMUNG FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-13888	16-1237038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Chemung Canal Plaza, Elmira, NY		14901
(Address of principal executive offices)		(Zip Code)

(607) 737-3711
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.16e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 8.01    OTHER EVENTS

On June 29, 2017, Chemung Financial Corporation (the “Corporation”) received Notice of Entry of the decision and Order of the New York Appellate Division, Third Department, in the matter of Fane v. Chemung Canal Trust Company, involving claims by the owner of the leased premises at 202 East State Street, Ithaca, New York against Chemung Canal Trust Company, the bank subsidiary of the Corporation. The Court affirmed the lower court’s decision in favor of the plaintiff with damages to be determined at a later proceeding. The Corporation is currently assessing its existing legal reserve for this matter to determine if any adjustment is necessary in light of this holding.
For further discussion of the original judgment, please refer to the Corporation’s March 31, 2017 Form 10-Q filed on May 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

DATED:	July 6, 2017	By:	/s/ Karl F. Krebs
Karl F. Krebs
Chief Financial Officer and Treasurer